EXHIBIT 10.3

              (C) 2001 CLARK/BARDES CONSULTING -- BANKING PRACTICE

THIS DOCUMENT IS PROVIDED TO ASSIST YOUR LEGAL COUNSEL IN DOCUMENTING YOUR SPECIFIC ARRANGEMENT. IT IS NOT A FORM TO BE SIGNED, NOR IS IT TO BE CONSTRUED AS LEGAL ADVICE. FAILURE TO ACCURATELY DOCUMENT YOUR ARRANGEMENT COULD RESULT IN SIGNIFICANT LOSSES, WHETHER FROM CLAIMS OF THOSE PARTICIPATING IN THE ARRANGEMENT, FROM THE HEIRS AND BENEFICIARIES OF PARTICIPANTS, OR FROM REGULATORY AGENCIES SUCH AS THE INTERNAL REVENUE SERVICE AND THE DEPARTMENT OF LABOR. LICENSE IS HEREBY GRANTED TO YOUR LEGAL COUNSEL TO USE THESE MATERIALS IN DOCUMENTING SOLELY YOUR ARRANGEMENT.





                 ADAMS COUNTY NATIONAL BANK OF GETTYSBURG, P.A.
                          SALARY CONTINUATION AGREEMENT

        THIS AGREEMENT is made effective this 5th day of October, 2001, by and Adams County National Bank of Gettysburg, a national bank located in Gettysburg, Pennsylvania (the "Company") and Thomas A. Ritter (the "Executive").

                                  INTRODUCTION

        To encourage the Executive to remain an employee of the Company, the Company is willing to provide salary continuation benefits to the Executive. The Company will pay the benefits from its general assets.

                                    AGREEMENT

        The Executive and the Company agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

        1. 1 DEFINITIONS. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

              1. 1.1       "CHANGE OF CONTROL" shall mean any of the following:

                  (A) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) (the "Exchange Act"), other than the Corporation, a subsidiary of the Corporation, an employee benefit plan (or related trust) of the Corporation or a direct or indirect subsidiary of the Corporation, or affiliates of the Corporation (as defined in Rule 12b-2 under the Exchange Act), becomes the beneficial owner (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation's then outstanding securities; or

             (B) the liquidation or dissolution of the Corporation or the Company or the occurrence of, or execution of an agreement providing for, a sale of all or substantially all of the assets of the Corporation or the Company to an entity which is not a direct or indirect subsidiary of the Corporation; or

             (C) the occurrence of, or execution of an agreement providing for, a reorganization, merger, consolidation or other similar transaction or connected series of transactions of the Corporation as a result of which either
(a) the Corporation does not survive or (b) pursuant to which shares of the Corporation common stock ("Common Stock") would be converted into cash, securities or other property, unless, in case of either (a) or (b), the holders of Corporation Common Stock immediately prior to such transaction will, following the consummation of the transaction, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation surviving, continuing or resulting from such transaction; or

             (D) the occurrence of, or execution of an agreement providing for, a reorganization, merger, consolidation, or similar transaction of the Corporation, or before any connected series of such transactions, if, upon consummation of such transaction or transactions, the persons who are members of the Board of Directors of the Corporation immediately before such transaction or transactions cease or, in the case of the execution of an agreement for such transaction or transactions, it is contemplated in such agreement that upon consummation such persons would cease, to constitute a majority of the Board of Directors of the Corporation or, in a case where the Corporation does not survive in such transaction, of the corporation surviving, continuing or resulting from such transaction or transactions; or

             (E) any other event which is at any time designated as a "Change of Control" for purposes of this Agreement by a resolution adopted by the Board of Directors of the Corporation with the affirmative vote of a majority of the non-employee directors in office at the time the resolution is adopted; in the event any such resolution is adopted, the Change of Control event specified thereby shall be deemed incorporated herein by reference and thereafter may not be amended, modified or revoked without the written agreement of Executive; or

             (F) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Bank or Corporation cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period, provided however this provision shall not apply in the event two-thirds of the Board of Directors at the beginning of a period no longer are directors due to death, normal retirement, or other circumstances not related to a Change of Control.

        Notwithstanding anything else to the contrary set forth in this Agreement, if (i) an agreement is executed by the Corporation or the Company providing for any of the transactions or events constituting a Change of Control as defined herein, and the agreement subsequently expires or is terminated without the transaction or event being consummated, and (ii) Executive's employment did not terminate during the period after the agreement and prior to such expiration or termination, for purposes of this Agreement it shall be as though such agreement was never executed and no Change of Control event shall be deemed to have occurred as a result of the execution of such agreement.


        1.1.2 "CODE" means the Internal Revenue Code of 1986, as amended.

        1.1.3 "CORPORATION" means ACNB Corporation.

         1.1.4 "DISABILITY" means, if the Participant is covered by a Company-sponsored disability policy, total disability is defined in such policy without regard to any waiting period. If the Participant is not covered by such a policy, disability means the Participant suffers from a mental or physical impairment that prevents the Participant from performing the essential functions of his or her position, with or without a reasonable accommodation. As a condition to any benefits, the Company may require the Participant to submit to such physical or mental evaluations and tests as the Insurance Committee deems appropriate.

        1.1.5 "EARLY TERMINATION" means the Termination of Employment before Normal Retirement Age for reasons other than death, Disability, Termination for Cause or following a Change of Control.

        1. 1.6 "EARLY TERMINATION DATE" means the month, day and year in which Early Termination occurs.

        1. 1.7 "NORMAL RETIREMENT AGE" means the Executive's 65th birthday.

        1. 1.8 "NORMAL RETIREMENT DATE" means the later of the Normal Retirement Age or Termination of Employment.

        1.1.9 "PLAN YEAR" means each twelve-month period commencing with the effective date of this Agreement.

              1.1.10   "TERMINATION FOR CAUSE" See Section 5.2.

              1.1.11 "TERMINATION OF EMPLOYMENT" means that the Executive ceases to be employed by the Company for any reason whatsoever other than by reason of a leave of absence which is approved by the Company. For purposes of this Agreement, if there is a dispute over the employment status of the Executive or the date of the Executive's Termination of Employment, the Company shall have the sole and absolute right to decide the dispute.


                                    ARTICLE 2
                                 LIVING BENEFITS

        2.1 NORMAL RETIREMENT BENEFIT. Upon Termination of Employment on or after the Normal Retirement Age for reasons other than death, the Company shall pay to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Agreement.

              2.1.1 AMOUNT OF BENEFIT. The annual Normal Retirement Benefit under this Section 2.1 is $121,000 (One hundred and twenty-one thousand dollars). The Company may increase the annual benefit under this Section
        2.1 at the sole and absolute discretion of the Company's Board of Directors. Any increase in the annual benefit shall require the recalculation of all the amounts on Schedule A attached hereto. The annual benefit amounts on Schedule A are calculated by amortizing the annual normal retirement benefit using the interest method of accounting, a 8.50% discount rate, monthly compounding and monthly payments.

              2.1.2 PAYMENT OF BENEFIT. The Company shall pay the annual benefit to the Executive in 12 equal monthly installments payable on the first day of each month commencing with the month following the Executive's Normal Retirement Date and continuing for 179 additional months.

              2.1.3 BENEFIT INCREASES. Commencing on the first anniversary of the first benefit payment, and continuing on each subsequent anniversary, the Company's Board of Directors, in its sole discretion, may increase the benefit.

        2.2 EARLY TERMINATION BENEFIT. Upon Early Termination, the Company shall pay to the Executive the benefit described in this Section 2.2 in lieu of any other benefit under this Agreement.

              2.2.1 AMOUNT OF BENEFIT. The annual benefit under this Section 2.2 is the Early Termination Annual Benefit set forth in Schedule A for the Plan Year ending immediately prior to the Early Termination Date.

             2.2.2 PAYMENT OF BENEFIT. The Company shall pay the annual benefit to the Executive in 12 equal monthly installments payable on the first day of each month commencing with the month following the Executive's Normal Retirement Age and continuing for 179 additional months.

             2.2.3 BENEFIT INCREASES. Benefit payments may be increased as provided in Section 2.1.3.

        2.3 DISABILITY BENEFIT. If the Executive terminates employment due to Disability prior to Normal Retirement Age, the Company shall pay to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Agreement.

             2.3.1 AMOUNT OF BENEFIT. The annual benefit under this Section 2.3 is the Disability Benefit amount set forth in Schedule A for the Plan Year ending immediately prior to the date in which Termination of Employment occurs.

              2.3.2 PAYMENT OF BENEFIT. The Company shall pay the benefit to the Executive in 12 equal monthly installments commencing within 90 days after the date of the Executive's Termination of Employment and continuing for 179 additional months.

              2.3.3    BENEFIT INCREASES.   Benefit payments may be increased as
        provided in Section 2.1.3.

        2.4 CHANGE OF CONTROL BENEFIT. If the Executive is in the active service of the Company at the time of a Change of Control, the Company shall pay to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Agreement.

              2.4.1 AMOUNT OF BENEFIT. The annual benefit under this Section 2.4 is the Normal Retirement Benefit described in Section 2. 1.1.

              2.4.2 PAYMENT OF BENEFIT. The Company shall pay the annual benefit amount to the Executive in 12 equal monthly installments payable on the first day of each month commencing with the month following Normal Retirement Age and continuing for 179 additional months.

              2.4.3 BENEFIT INCREASES. Benefit payments may be increased as provided in Section 2.1.3

                                    ARTICLE 3
                                 DEATH BENEFITS

        3.1 DEATH DURING ACTIVE SERVICE. If the Executive dies while in the active service of the Company, the Company shall pay to the Executive's beneficiary the benefit described in this Section 3.1. This benefit shall be paid in lieu of the Lifetime Benefits of Article 2.

              3.1.1 AMOUNT OF BENEFIT. The annual benefit under this Section 3.1 is the Normal Retirement Benefit described in Section 2.1.1.

              3.1.2 PAYMENT OF BENEFIT. The Company shall pay the annual benefit to the beneficiary in 12 equal monthly installments payable on the first day of each month commencing with the month following the Executive's death and continuing for 179 additional months.

        3.2 DEATH DURING BENEFIT PERIOD. If the Executive dies after the benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Executive's beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

         3.3 DEATH FOLLOWING TERMINATION OF EMPLOYMENT BUT BEFORE BENEFITS COMMENCE. If the Executive is entitled to benefits under this Agreement, but dies prior to receiving said benefits, the Company shall pay to the Executive's beneficiary the same benefits, in the same manner, they would have been paid to the Executive had the Executive survived; however, said benefit payments will commence upon the Executive's death.


                                    ARTICLE 4
                                  BENEFICIARIES

        4.1 BENEFICIARY DESIGNATIONS. The Executive shall designate a beneficiary by filing a written designation with the Company. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and accepted by the Company during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's estate.

        4.2 FACILITY OF PAYMENT. If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incapacitated person or incapable person. The Company may require proof of incapacity, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                    ARTICLE 5
                               GENERAL LIMITATIONS

      Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement:

         5.1 EXCESS PARACHUTE OR GOLDEN PARACHUTE PAYMENT. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement to the extent the benefit would be an excess parachute payment under Section 280G of the Code or would be a prohibited golden parachute payment pursuant to 12 C.F.R. ss.359.2 and for which the appropriate federal banking agency has not given written consent to pay pursuant to 12 C.F.R. ss.359.4.

        5.2 TERMINATION FOR CAUSE. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement, if the Company terminates the Executive's employment for:

             5.2.1       Gross negligence or gross neglect of duties;

             5.2.2 Commission of a felony or of a gross misdemeanor involving moral turpitude; or

             5.2.3 Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Executive's employment and resulting in an adverse effect on the Company.

        5.3 REMOVAL. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement if the Executive is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act.

        5.4 COMPETITION. No benefits shall be payable if the Executive, without the prior written consent of the Company, violates the following described restrictive covenants.

             5.4.1 NON-COMPETE PROVISION. The Executive shall not, for the term of this Agreement and until all benefits have been distributed, directly or indirectly, either as an individual or as a proprietor, stockholder, partner, officer, director, employee, agent, consultant or independent contractor of any individual, partnership, corporation or other entity (excluding an ownership interest of one percent (1 %) or less in the stock of a publicly traded company):

        (i) become employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any bank, savings and loan or any financial institution, as that term is defined in the Gramm-Leach- Bliley Act of 1999, Pub. L. 106-102, that has its main office, a branch office, or conducts any business within a fifty (50) mile radius of Gettysburg, Pennsylvania; or

        (ii) participate in any way in hiring or otherwise engaging, or assisting any other person or entity in hiring or otherwise engaging, on a temporary, part-time or permanent basis, any individual who was employed by the Corporation or any of its subsidiaries during the three (3) year period immediately prior to the termination of the Executive's employment; or

        (iii) assist, advise, or serve in any capacity, representative or otherwise, any third party in any action against the Corporation or any of its subsidiaries or transaction involving the Corporation or any of its subsidiaries; or

        (iv) sell, offer to sell, provide banking or other financial services, assist any other person in selling or providing banking or other financial services, or solicit or otherwise compete for, either directly or indirectly, any orders, contract, or accounts for services of a kind or nature like or substantially similar to the services performed or products sold by the Corporation or any of its subsidiaries (the preceding hereinafter referred to as "Services"), to or from any person or entity from whom the Executive or the Corporation or any of its subsidiaries provided banking or other financial services, sold, offered to sell or solicited orders, contracts or accounts for Services during the three (3) year period immediately prior to the termination of the Executive's employment; or

        (v) divulge, disclose, or communicate to others in any manner whatsoever, any confidential information of the Corporation or any of its subsidiaries, including, but not limited to, the names and addresses of customers of the Corporation or any of its subsidiaries, as they may have existed from time to time or of any of the Corporation's or any of its subsidiaries' prospective customers, work performed or services rendered for any customer, any method and/or procedures relating to projects or other work developed for the Corporation or any of its subsidiaries, earnings or other information concerning the Corporation or any of its subsidiaries. The restrictions contained in this subparagraph (v) apply to all information regarding the Corporation or any of its subsidiaries unless and until it becomes known to the general public from sources other than the Executive.

        5.4.2 JUDICIAL REMEDIES. In the event of a breach or threatened breach by the Executive of any provision of these restrictions, the Executive recognizes the substantial and immediate harm that a breach or threatened breach will impose upon the Corporation or any of its subsidiaries, and further recognizes that in such event monetary damages may be inadequate to fully protect the Corporation or any of its subsidiaries. Accordingly, in the event of a breach or threatened breach of this Agreement, the Executive consents to the Corporation's or any of its subsidiaries' entitlement to such ex parte, preliminary, interlocutory, temporary or permanent injunctive, or any other equitable relief, protecting and fully enforcing the Corporation's or any of its subsidiaries' rights hereunder and preventing the Executive from further breaching any of his or her obligations set forth herein. The Executive expressly waives any requirement, based on any statute, rule of procedure, or other source, that the Corporation or any of its subsidiaries post a bond as a condition of obtaining any of the above-described remedies. Nothing herein shall be construed as prohibiting the Corporation or any of its subsidiaries from pursuing any other remedies available to the Corporation or any of its subsidiaries at law or in equity for such breach or threatened breach, including the recovery of damages from the Executive. The Executive expressly acknowledges and agrees that: (i) the restrictions set forth in Section 5.4.1 are reasonable, in terms of scope, duration, geographic area, and otherwise, (ii) the protections afforded the Corporation or any of its subsidiaries in Section 5.4.1 are necessary to protect its legitimate business interest, (iii) the restrictions set forth in Section 5.4.1 will not be materially adverse to the Executive's employment with the Company, and (iv) his or her agreement to observe such restrictions forms a material part of the consideration for this Agreement.

          5.4.3 OVERBREADTH OF RESTRICTIVE COVENANT. It is the intention of the parties that if any restrictive covenant in this Agreement is determined by a court of competent jurisdiction to be overly broad, then the court should enforce such restrictive covenant to the maximum extent permitted under the law as to area, breadth and duration.

          5.4.4 The non-compete provision detailed in Section 5.4.1 shall not be enforceable following a Change in Control.

        5.5 SUICIDE OR MISSTATEMENT. No benefits shall be payable if the Executive commits suicide within two years after the date of this Agreement, or if the insurance company denies coverage for material misstatements of fact made by the Executive on any application for life insurance purchased by the Company, or any other reason; provided, however that the Company shall evaluate the reason for the denial, and upon advice of legal counsel and in its sole discretion, consider judicially challenging any denial. The Company shall have no liability to the Executive for any denial of coverage by the insurance company.


                                    ARTICLE 6

                          CLAIMS AND REVIEW PROCEDURES

        6.1 CLAIMS PROCEDURE. The Company shall notify any person or entity that makes a claim against the Agreement (the "Claimant") in writing, within ninety (90) days of Claimant's written application for benefits, of his or her eligibility or noneligibility for benefits under the Agreement. If the Company determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial,
(2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

        6.2 REVIEW PROCEDURE. If the Claimant is determined by the Company not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Claimant of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the Claimant.


                                    ARTICLE 7
                           AMENDMENTS AND TERMINATION

        This Agreement may be amended or terminated only by a written agreement signed by the Company and the Executive.


                                    ARTICLE 8
                                  MISCELLANEOUS

        8.1 BINDING EFFECT. This Agreement shall bind the Executive and the Company, and their beneficiaries, survivors, executors, successors, administrators and transferees.

        8.2 NO GUARANTEE OF EMPLOYMENT. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

        8.3 NON-TRANSFERABILITY. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

        8.4 TAX WITHHOLDING. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

        8.5 APPLICABLE LAW. The Agreement and all rights hereunder shall be governed by the laws of the Commonwealth of Pennsylvania, except to the extent preempted by the laws of the United States of America.

        8.6 UNFUNDED ARRANGEMENT. The Executive and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Company to which the Executive and beneficiary have no preferred or secured claim.

        8.7 RECOVERY OF ESTATE TAXES. If the Executive's gross estate for federal estate tax purposes includes any amount determined by reference to and on account of this Agreement, and if the beneficiary is other than the Executive's estate, then the Executive's estate shall be entitled to recover from the beneficiary receiving such benefit under the terms of the Agreement, an amount by which the total estate tax due by the Executive's estate, exceeds the total estate tax which would have been payable if the value of such benefit had not been included in the Executive's gross estate. If there is more than one person receiving such benefit, the right of recovery shall be against each such person. In the event the beneficiary has a liability hereunder, the beneficiary may petition the Company for a lump sum payment in an amount not to exceed the beneficiary's liability hereunder.

          8.8 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

          8.9 ADMINISTRATION. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

               8.9.1     Interpreting the provisions of the Agreement;

              8.9.2 Establishing and revising the method of accounting for the Agreement;

              8.9.3    Maintaining a record of benefit payments; and

              8.9.4    Establishing rules and prescribing any forms necessary or
        desirable to administer the         Agreement.

      IN WITNESS WHEREOF, the Executive and a duly authorized Company officer have signed this Agreement.

EXECUTIVE:                                     COMPANY:
                                               ADAMS COUNTY NATIONAL BANK OF
                                               GETTYSURG

/s/ Thomas A. Ritter                    By           /s/ Ronald L. Hankey
------------------------------------        ------------------------------------
Thomas A. Ritter
                                        Title          Chairman/CEO
                                              ----------------------------------



          By execution hereof, ACNB Corporation consents to and agrees to be bound by the terms and condition of this Agreement.

ATTEST:                                        CORPORATION:
                                               ACNB CORPORATION

  /s/ David W. Scott                     By       /s/ Ronald L. Hankey
------------------------------------          -----------------------------
                                                 Title     Chairman/CEO

                                   SCHEDULE A
                    ADAMS COUNTY NATIONAL BANK OF GETTYSBURG
                          SALARY CONTINUATION AGREEMENT

                                 LIVING BENEFITS

                                THOMAS A. RITTER


     --------- ------------- --------------- --------------------- ------------------- --------------------

                                                                     DISABILITY ANNUAL   CHANGE OF CONTROL
       PLAN      VESTING        ACCRUED       EARLY TERMINATION         BENEFIT           ANNUAL BENEFIT
       YEAR      SCHEDULE       BENEFIT       ANNUAL BENEFIT (1)          (2)                   (3)
     --------- ------------- --------------- --------------------- ------------------- --------------------
     --------- ------------- --------------- --------------------- ------------------- --------------------
        1        100.00%        $33,966            $13,610               $3,985             $121,000
     --------- ------------- --------------- --------------------- ------------------- --------------------
     --------- ------------- --------------- --------------------- ------------------- --------------------
        2        100.00%        $70,935            $26,115               $8,323             $121,000
     --------- ------------- --------------- --------------------- ------------------- --------------------
     --------- ------------- --------------- --------------------- ------------------- --------------------
        3        100.00%        $111,171           $37,605              $13,045             $121,000
     --------- ------------- --------------- --------------------- ------------------- --------------------
     --------- ------------- --------------- --------------------- ------------------- --------------------
        4        100.00%        $154,963           $48,161              $18,183             $121,000
     --------- ------------- --------------- --------------------- ------------------- --------------------
     --------- ------------- --------------- --------------------- ------------------- --------------------
        5        100.00%        $202,627           $57,860              $23,776             $121,000
     --------- ------------- --------------- --------------------- ------------------- --------------------
     --------- ------------- --------------- --------------------- ------------------- --------------------
        6        100.00%        $254,503           $66,771              $29,863             $121,000
     --------- ------------- --------------- --------------------- ------------------- --------------------
     --------- ------------- --------------- --------------------- ------------------- --------------------
        7        100.00%        $310,965           $74,958              $36,488             $121,000
     --------- ------------- --------------- --------------------- ------------------- --------------------
     --------- ------------- --------------- --------------------- ------------------- --------------------
        8        100.00%        $372,418           $82,481              $43,699             $121,000
     --------- ------------- --------------- --------------------- ------------------- --------------------
     --------- ------------- --------------- --------------------- ------------------- --------------------
        9        100.00%        $439,303           $89,393              $51,547             $121,000
     --------- ------------- --------------- --------------------- ------------------- --------------------
     --------- ------------- --------------- --------------------- ------------------- --------------------
        10       100.00%        $512,099           $95,743              $60,088             $121,000
     --------- ------------- --------------- --------------------- ------------------- --------------------
     --------- ------------- --------------- --------------------- ------------------- --------------------
        11       100.00%        $591,330           $101,578             $69,385             $121,000
     --------- ------------- --------------- --------------------- ------------------- --------------------
     --------- ------------- --------------- --------------------- ------------------- --------------------
        12       100.00%        $677,565           $106,939             $79,504             $121,000
     --------- ------------- --------------- --------------------- ------------------- --------------------
     --------- ------------- --------------- --------------------- ------------------- --------------------
        13       100.00%        $771,421           $111,864             $90,517             $121,000
     --------- ------------- --------------- --------------------- ------------------- --------------------
     --------- ------------- --------------- --------------------- ------------------- --------------------
        14       100.00%        $873,574           $116,390             $102,503            $121,000
     --------- ------------- --------------- --------------------- ------------------- --------------------
     --------- ------------- --------------- --------------------- ------------------- --------------------
        15       100.00%        $984,756           $120,548             $115,549            $121,000
     --------- ------------- --------------- --------------------- ------------------- --------------------
     --------- ------------- --------------- --------------------- ------------------- --------------------
        16       100.00%       $1,031,212          $121,000             $121,000            $121,000
     --------- ------------- --------------- --------------------- ------------------- --------------------


(1) Payments commence at Normal Retirement Age
(2) Payments commence at Termination of Employment

                             BENEFICIARY DESIGNATION

                 ADAMS COUNTY NATIONAL BANK OF GETTYSBURG, P.A.
                          SALARY CONTINUATION AGREEMENT


                                THOMAS A. RITTER


I designate the following as beneficiary of any death benefits under the Salary Continuation Agreement:

Primary:  Linda H. Ritter, Spouse of the Insured

Contingent:   The Estate of the Insured


NOTE: TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE(S) AND THE EXACT NAME AND DATE OF THE TRUST AGREEMENT.

I understand that I may change these beneficiary designations by filing a new written designation with the Company. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary, in the event of the dissolution of our marriage.


Signature   /s/ Thomas A. Ritter
         ----------------------------
Date     October 5, 2001


Accepted by the Company this 5th  day of October   , 2001

   ADAMS COUNTY NATIONAL BANK

By:       /s/ Ronald L. Hankey
     ---------------------------------------
Title       Chairman/CEO
       -----------------------------

                                 FIRST AMENDMENT
                                     TO THE
                    ADAMS COUNTY NATIONAL BANK OF GETTYSBURG
                          SALARY CONTINUATION AGREEMENT
                                       FOR
                                THOMAS A. RITTER


    THIS AMENDMENT is adopted this 7TH day of November , 2002, by and between ADAMS COUNTY NATIONAL BANK OF GETTYSBURG, located in Gettysburg, Pennsylvania (the "Company") and THOMAS A. RITTER (the "Executive").

      On October 5, 2001, the Company and the Executive executed the ADAMS COUNTY NATIONAL BANK OF GETTYSBURG SALARY CONTINUATION AGREEMENT (the "Agreement"). The undersigned hereby amend, in part, said Agreement to (i) change the Plan Year; (ii) amend Schedule A to reflect the change in Plan Year; and (iii) amend the Claim and Review Procedures to comply with changes in ERISA guidance. Therefore, the following revisions shall be made:

         ARTICLE 1.1.9 OF THE AGREEMENT SHALL BE DELETED IN ITS ENTIRETY AND REPLACED BY ARTICLE 1.1.9 BELOW.

        1.1.9 "PLAN YEAR" means each twelve month period commencing with May 1 and ending on April 30. Provided, however, the first Plan Year shall begin on the effective date of this Agreement and end on the April 30 first following the effective date.

       O ARTICLE 6 OF THE AGREEMENT SHALL BE DELETED IN ITS ENTIRETY AND REPLACED BY ARTICLE 6 BELOW.

                                    Article 6
                          Claims and Review Procedures

        6.1 CLAIMS PROCEDURE. Any person or entity who has not received benefits under this Agreement that he or she believes should be paid ("claimant") shall make a claim for such benefits as follows:

              6.1.1 INITIATION -- WRITTEN CLAIM. The claimant initiates a claim by submitting to the Company a written claim for the benefits.

              6.1.2 TIMING OF COMPANY RESPONSE. The Company shall respond to such claimant within 90 days after receiving the claim. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

              6.1.3 NOTICE OF DECISION. If the Company denies part or all of the claim, the Company shall notify the claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                       (a) The specific reasons for the denial,

                       (b) A reference to the specific provisions of the
              Agreement on which the denial is based,

\                       (c) A description of any additional information or
              material necessary for the claimant to perfect the claim and an explanation of why it is needed,

                      (d) An explanation of the Agreement's review procedures
              and the time limits applicable to such procedures, and

                       (e) A statement of the claimant's right to bring a civil
              action under ERISA Section 502(a) following an adverse benefit determination on review.

        6.2 REVIEW PROCEDURE. If the Company denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

              6.2.1 INITIATION -- WRITTEN REQUEST. To initiate the review, the claimant, within 60 days after receiving the Company's notice of denial, must file with the Company a written request for review.

              6.2.2 ADDITIONAL SUBMISSIONS -- INFORMATION ACCESS. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Company shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

              6.2.3 CONSIDERATIONS ON REVIEW. In considering the review, the Company shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

              6.2.4 TIMING OF COMPANY RESPONSE. The Company shall respond in writing to such claimant within 60 days after receiving the request for review. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

              6.2.5 NOTICE OF DECISION. The Company shall notify the claimant in writing of its decision on review. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                       (a) The specific reasons for the denial,

                       (b) A reference to the specific provisions of the
               Agreement on which the denial is based,

                       (c) A statement that the claimant is entitled to receive,
               upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and

                       (d) A statement of the claimant's right to bring a civil
               action under ERISA Section 502(a).

       O SCHEDULE A OF THE AGREEMENT SHALL BE DELETED IN ITS ENTIRETY AND REPLACED BY THE ATTACHED FIRST AMENDED SCHEDULE A.


      IN WITNESS OF THE ABOVE, the Executive and the Company hereby consent to this First Amendment.

EXECUTIVE:                             ADAMS COUNTY NATIONAL BANK OF
                                       GETTYSBURG

   /s/ Thomas A. Ritter               By            /s/ Ronald L. Hankey
------------------------------------      --------------------------------------
Thomas A. Ritter                      Title        Chairman
                                             -----------------------------------

                            (C) 2003 CLARK CONSULTING

THIS DOCUMENT IS PROVIDED TO ASSIST YOUR LEGAL COUNSEL IN DOCUMENTING YOUR SPECIFIC ARRANGEMENT. IT IS NOT A FORM TO BE SIGNED, NOR IS IT TO BE CONSTRUED AS LEGAL ADVICE. FAILURE TO ACCURATELY DOCUMENT YOUR ARRANGEMENT COULD RESULT IN SIGNIFICANT LOSSES, WHETHER FROM CLAIMS OF THOSE PARTICIPATING IN THE ARRANGEMENT, FROM THE HEIRS AND BENEFICIARIES OF PARTICIPANTS, OR FROM REGULATORY AGENCIES SUCH AS THE INTERNAL REVENUE SERVICE AND THE DEPARTMENT OF LABOR. LICENSE IS HEREBY GRANTED TO YOUR LEGAL COUNSEL TO USE THESE MATERIALS IN DOCUMENTING SOLELY YOUR ARRANGEMENT.

                                SECOND AMENDMENT
                                     TO THE
                           ADAMS COUNTY NATIONAL BANK
                          SALARY CONTINUATION AGREEMENT

        THIS AGREEMENT is made this 24th day of November, 2003, by and between ADAMS COUNTY NATIONAL BANK, located in Gettysburg, Pennsylvania (the "Bank"), and Thomas A. Ritter (the "Executive").

         The Bank and the Executive executed the SALARY CONTINUATION AGREEMENT on October 5, 2001 (the "Agreement").

         The undersigned hereby amends, in part, said Agreement for the purpose of changing the Disability Benefit, Section 2.3. Therefore, said Disability Benefit shall be amended as follows:

Section 2.3 Disability Benefit shall be removed in its entirety.


         IN WITNESS WHEREOF, the Director and a duly authorized Bank officer have agreed to this Second Amendment to the Agreement.

EXECUTIVE:                              BANK:
                                        ADAMS COUNTY NATIONAL BANK
     /s/ Thomas A. Ritter
Thomas A. Ritter                        BY      /s/ Ronald L. Hankey
                                            ------------------------------------
                                        TITLE         Chairman
                                               ---------------------------------

         By execution hereof, the Corporation consents to and agrees to be bound by the terms and condition of this Second Amendment to the Agreement.

                                        CORPORATION:
                                        ADAMS COUNTY NATIONAL BANK

                                        BY:      /s/ Ronald L. Hankey
                                           -------------------------------------
                                        TITLE:        Chairman
                                                --------------------------------
                                        1